Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-11 of J.P. Morgan Real Estate Income Trust, Inc. of our report dated March 18, 2025 relating to the financial statements and financial statement schedule, which appears in J.P. Morgan Real Estate Income Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, New York
January 16, 2026
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